UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2017 (June 22, 2017)

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Genesco Inc. (the "Company") originally filed with the Securities and Exchange Commission on June 26, 2017 (the "Initial Filing"). The sole purpose for filing this Form 8-K/A is to disclose the Company's determination with respect to the frequency of future shareholder non‑binding votes on the Company's executive compensation. No other changes have been made to the Initial Filing.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 26, 2017, the Company reported in its Initial Filing that a majority of the Company's shareholders cast a non‑binding, advisory vote for an annual frequency for future shareholder advisory votes on the Company's executive compensation.

On November 2, 2017, the Company's Board of Directors determined that the Company will hold future shareholder advisory votes on the Company's executive compensation on an annual basis until the next vote on the frequency of such vote is conducted or until the Board of Directors determines that a different frequency for such votes is in the best interests of the shareholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: November 6, 2017	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel